                                                                    EXHIBIT 99.5

                                FOR PUBLICATION

                                            ------------------------------------
                                                      ENTERED 6/16/03
                                                           FILED

                                                        JUN 16 2003

                                                 CLERK U.S. BANKRUPTCY COURT
                                               SOUTHERN DISTRICT OF CALIFORNIA
                                             BY            115            DEPUTY
                                            ------------------------------------

                         UNITED STATES BANKRUPTCY COURT
                                                            /s/
                        SOUTHERN DISTRICT OF CALIFORNIA

In re                       |                       Bankruptcy No. 03-03470-A11
                            |                       through 03-03535-A11
LEAP WIRELESS INTERNATIONAL,|
INC., and CRICKET           |                       MEMORANDUM OPINION RE:
COMMUNICATIONS, INC., et.al,|                       MOTION TO APPOINT
                            |                       EQUITY SECURITY HOLDERS
                            |                       COMMITTEE
                            |
                    Debtors.|
----------------------------|

     Gabelli Asset Management, Inc., beneficial holder of 750,000 shares of Leap Wireless International, Inc., moves for appointment of an equity security holders committee. MCG PCS, Inc., holder of 21,021,431 or 35.9 percent of Leap's shares, joins in the motion. Leap and its Official Committee of Unsecured Creditors oppose. The United States Trustee's Office has remained neutral on the question.
     Leap and its 65 subsidiaries filed Chapter 11 reorganization petitions on April 13, 2003. Leap is the ninth largest wireless telephone network and has as its principal asset the stock of Cricket Communications, Inc., its wholly-owned operating subsidiary. Cricket currently offers wireless telephone service in 40 markets and had 1.5 million customers as of Dec. 31, 2002.


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
     The companies' cases are administratively, not substantively, consolidated. An Official Committee of Unsecured Creditors ("OCC") has been formed at the Leap level; all of the members of this committee are either holders of the 12.5% Senior Notes or 14.5% Senior Discount Notes-in other words, the bondholders of Leap-who are owed approximately $225 Million and $504 Million respectively. In addition, Leap has other unsecured debt of approximately $3.9 million. There are no other official committees for the debtor Leap.

     There is, however, an active "Informal" Vendor Debt Committee, representing about $1.2 billion of the $1.6 billion of secured vendor debt held at the Cricket level. Despite huge pre-petition transfers in 2002 of FCC licenses and cash from Leap to Cricket to shore up the vendor debt's collateral pool and prevent default by Cricket, the vendor debt may be undersecured. It appears uncontroverted that the vendor debt does not have recourse against Leap.

     Gabelli's motion was likely stimulated by the debtors' redrafted plan. The initial draft of Leap's Plan of Reorganization would have distributed up to two percent of the ownership of Reorganized Leap to existing Leap shareholders in exchange for cancellation of all Leap stock. The debtors then filed an amended Plan which provided the stock of existing shareholders would be cancelled and they would receive nothing upon reorganization. Gabelli contends that Leap is not insolvent and the existing committee does not adequately represent the interests of Leap shareholders.

     The OCC objects to creation of an equity security holders committee on the grounds that Leap is hopelessly insolvent and that the existing OCC which has economic interests senior to those of equity has had and continues to have every incentive to maximize recovery for all of Leap's creditors. The debtor Leap echoes the OCC's arguments.

     Interestingly, the "Informal" Vendor Debt Committee, whose own standing in this dispute might be questioned, opposes the motion, claiming that Gabelli lacks standing


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to seek the relief requested motion as it is merely the holding company of various investment advisors rather than having a true economic stake in the outcome.

     At the initial May 13 hearing on Gabelli's motion, the Court set this matter over for an evidentiary hearing. Leap and its subsidiaries had not yet filed complete schedules of assets and liabilities nor had they filed supporting exhibits to the Disclosure Statement dated May 9, 2003. Further, there was no information about the extent and results of the investigation of Leap's downstream transfers to Cricket and the potential avoidance actions suggested by those transfers. In my May 14 letter opinion, Leap was directed to file its schedules and exhibits to the Disclosure Statement. In addition, the OCC's counsel was directed to submit declarations detailing the scope and nature of the investigation of Leap's transfers to Cricket and the conclusions or results of such investigation.

     The Bankruptcy Code permits the court to order appointment of an equity security holders committee "if necessary to assure adequate representation." 11 U.S.C. Section 1102(a)(2). There is no statutory definition of "adequacy of representation"; it is generally determined on a case by case basis. In re Beker Industries Corp., 55 B.R. 945, 948 (Bankr. S.D.N.Y 1985). The most frequently cited factors considered by courts in making this determination are: number of shareholders; complexity of the case, and whether the cost of the additional committee significantly outweighs the concern for adequate representation. See In re Williams Communications Group, Inc., 281 B.R. 216, 220 (Bankr. S.D.N.Y.
2002); In re Wang Laboratories, Inc., 149 B.R. 1, 2 (Bankr. D. Mass. 1992). Other factors which may influence this decision include the delay associated with the appointment of a committee, the timing of the motion relative to the status of the chapter 11 case and whether the debtor is likely "hopelessly insolvent." In re Kalvar Microfilm, Inc. 195 B.R. 599,600 (Bankr. D. Del. 1996); Williams 281 B.R. at 220-1.

     As I said in my letter opinion of May 14, there are arguments on both sides of this question. The number of shareholders is large--Gabelli asserts there are
58.5 million

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
shares outstanding--and this motion was made within one month of the case being filed. On the other hand, the case is significantly advanced in progress. The reorganization plan has been filed and a disclosure statement hearing set for June 17.

     To reach a decision, the Court required additional evidence on two factors: whether the debtor was "hopelessly insolvent" and whether sufficient investigation of the potentially avoidable transfers to Cricket had been undertaken. Based on the evidence presented at the hearing on June 4, I deny the motion and make the following findings of fact and conclusions of law:

     A. Hopeless Insolvency: The Court had hoped that when the schedules were filed in this case they would shed some light on this question of just how insolvent Leap is. However, Leap filed its schedules listing the "net book value" of its assets rather than the market value as required by Official Form 6(1). Based on these improperly prepared schedules, Leap has liabilities of almost $2.6 billion and assets of merely $221 million. To add to the confusion created by these schedules, the debtor appears to have included as Leap debt approximately $1.6 billion in debt which is Cricket debt that is non-recourse at the Leap level.

     Also, Leap appears to have partially double-counted its debt to its bondholders, listing them first as secured creditors owed almost $240 million (but holding only $14 million in collateral) and then listing them again as unsecured creditors owed an aggregate of $729 million (the total owed the 12.5% Senior Notes and the 14.5% Senior Discount Notes). Recalculating Leap's debt to correct these apparent inaccuracies, Leap's debt is closer to $774 million, or significantly less than $2.6 billion.

     The asset side remains an "unknown" as net book value clearly is not market value. Leap's other evidence of value was not helpful. The Declaration of Stanley Holtz

----------
     (1) Official Form 6 requires a debtor to list "the current market value of the debtor's interest in property, without deducting any secured claim..." The 1991 Advisory Committee Notes to Official Form 6 state: "These schedules SHALL be used to comply with Section 521(1) of the Code and Rule 1007(b)." (emphasis added). Leap's counsel made scant effort to justify the method of preparation when queried by the Court, responding, in essence, "Well, everyone else is doing it."

of UBS Warburg LLC estimated the going concern enterprise value of Reorganized Leap ranged between $559 million and $677 million. This valuation is predicated on the "estimated going concern enterprise value of Reorganized Leap, as of the assumed effective date (September 30, 2003)..." (Dec. of Stanley Holtz filed May 27, 2003, Ex. 1, p. 8).

    Only Russell Belinsky of Chanin Capital Partners ("CCP"), retained prepetition as financial advisors to Leap's bondholders, provided some insight into the question of Leap's solvency. CCP investigated Leap's massive transfers of cash, FCC licenses and other property to Cricket(2) and assisted the bondholders in evaluating whether action to recover those transfers was desirable.

    Belinsky was questioned at length about what valuation CCP's team put on various transferred assets. When asked to assume Leap hit the "home run" and recovered all $381 million in transferred assets, how much more would have to be recovered at Leap before there would be any money for equity, Belinsky answered:

          I think it's -- the deficit is about $350 million out of line. I think that, based upon this analysis, the equity is out of the money by approximately $350 million.

R.T. at 200:15-18.

     Although the Court agrees with movants that Leap has woefully undervalued the transferred FCC licenses by scheduling them at book value, Belinsky did not do this in reaching his conclusion that equity was "... out of the money by approximately $350 million." Movants' counsel pressed Belinsky in cross-examination on this point, reading, in part, from his deposition:

          Q: When you gave the opinion that it was your opinion personally... "on May 27 that Leap was deeply insolvent and would be even if it recovered all the assets that it had downstreamed," what value did you, Mr. Belinsky, assign to the licenses that had been downstreamed in deriving that opinion?

          A: I formed that opinion based upon a value of $145 million for the licenses, which were used as the Auction 35... that I used as the Auction 35 value to those licenses.


          --------------

          (2) Belinsky valued the transfers of cash, FCC licenses and other assets at $381 million.

                                  * * * * * *

     Q: ...Is that the value that you believe is the fair value of the license(sic)?

                                  * * * * * *

     A: Yeah. It's a slight--it's a higher value than what they're worth, significantly higher.

R.T. 118:14-25, 119:1, 119:17-19.

     Further, Belinsky testified that the Senior Discount Notes were trading at $.10 and the Senior Notes at $.14 which is further evidence that the market believes Leap insolvent (although, it must be noted, there is no evidence "the market" has considered the potential of recovery of the transferred assets in valuing the bonds.)

     Movants argue that the Court can't determine whether Leap is "hopelessly insolvent" without the "single most critical piece of information" --the value of the 28 Leap wireless licenses known to have been transferred to Cricket. (Supplemental Memorandum in Support of Motion filed June 4, 2003, p. 4:3-6). While the debtor's degree of insolvency is a factor to be considered at confirmation, the test in determining the propriety of appointing an equity committee is slightly different: that is, whether the debtor appears to be hopelessly insolvent. Williams, 281 B.R. at 220.

     The evidence provided by Belinsky tends to support the conclusion that Leap does so appear. Belinsky's expert opinion was that equity is $350 million "out of the money." That opinion was arrived at after fully valuing--without discount for the cost of recovery--the transfers made to Cricket's vendor debt collateral pool. Further, we have evidence that the bonds are trading at a steep discount, another indicator of insolvency. Finally, we have the extensive investigation conducted by the OCC prepetition--an investigation by CCP which has cost Leap over $1 million to date--to determine whether an action to recover these transfers was more desirable than a restructuring of these debtors. As discussed below, their motivation is similar to that of movants; it is in their interest that the highest valuation be realized at the Leap level. Based on this, the Court finds that it appears that Leap is hopelessly insolvent.

     B. Adequacy of Representation: What constitutes "adequate representation" is nowhere defined in the Bankruptcy Code. Movants do not argue that there are inherent conflicts which render the bondholders incapable of representing the interests of the shareholders. As observed by the court in In re McLean Industries, Inc., 70 B.R. 852,862, (Bankr, S.D.N.Y. 1987):

     The test is not merely whether there is representation of a constituency, such as the holders of public debt, which ought to be represented. The statutory concern is adequate representation.

     In this case, at the Leap level, the debt structure is not overly complex. There is a small amount of trade debt (estimated at $3 million), a large amount of bond debt (estimated at something less than $774 million) and then the public shareholders, 37% of whom are represented by movants. The economic interests of the bondholders and shareholders appear to be the same--that is, to find the highest realistic value for the company. And it is the fiduciary duty of the OCC to do so. Even if some of the transferred assets could be recovered, given the bondholders' support of the debtors' Plan, they do not believe it would so significantly increase their distribution that they should do so.

     When faced with a strikingly similar request to the motion herein, the Court in Williams stated:

     It should also be noted that even before the Petition Date, the creditors spent a significant amount of time analyzing and investigating the public filings, disclosures and agreements with respect to TWC and WCG.

                                   * * * * *

     Thus, even if the Court were to discount the fact that the disallowance of TWC claims would not result in a recovery for equity holders, the Creditors' Committee has sufficiently aligned or parallel interest with the Shareholders to preclude the need for an additional committee. It is instructive to note that the statutory focus of section 1102(a)(2) is not whether the shareholders are "exclusively" represented, but whether they are "adequately" represented. (citations omitted)

Williams, 281 B.R. at 222.

     The Court concludes that appointment of an official equity committee is not warranted at this time. Shareholders committees should be appointed when equity holders establish there is a substantial likelihood that they will receive a meaningful

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
distribution in the case and that the existing committee(s) do not adequately represent their interests. This does not leave shareholders in this case without recourse. Section 1109(b) gives them the right to raise and be heard on any issue in this case. They may object to valuation at the confirmation hearing on the debtor's Plan. Section 503(b)(3)(D) permits them to be reimbursed for their efforts should they result in substantial contribution to the estate.

     Counsel for Leap is directed to prepare and lodge an order in accordance with this decision with 10 days of its entry.

Dated: June 16, 2003


                                       /s/ Louise Decarl Adler
                                       ----------------------------------------
                                       LOUISE DECARL ADLER, Judge
                                       United States Bankruptcy Court




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
CSD 1195 (12/04/00)

                         UNITED STATES BANKRUPTCY COURT
                        SOUTHERN DISTRICT OF CALIFORNIA
             324 West "F" Street, San Diego, California 92101-6991
--------------------------------------------------------------------------------


In re     Bankruptcy No. 03-03470-A11


                             CERTIFICATE OF MAILING

          The undersigned, a regularly appointed and qualified clerk in the office of the United States Bankruptcy Court for the Southern District of California, at San Diego, hereby certifies that a true copy of the attached document, to wit:

   MEMORANDUM OPINION RE:MOTION TO APPOINT EQUITY SECURITY HOLDERS COMMITTEE


was enclosed in a sealed envelope bearing the lawful frank of the bankruptcy judges and mailed to each of the parties at their respective addresses listed below:

          Robert Klyman, Latham & Watkins, 633 West Fifth St., Suite 4000, Los Angeles, Ca. 90071-2007
          Rob Irving, 10307 Pacific Center Court, San Diego, Ca. 92121
          Gregory Horowitz, Kramer Levin, 919 Third Avenue, New York, New York 10022
          Jeffrey Reisner, Irell & Manella, 840 Newport Center Dr., Suite 400, Newport Beach, Ca. 92660
          Rebecca Winthrop, Jenkins & Gilchrist, 55 So. Lake Avenue, Suite 650, Pasadena, Ca. 91101
          William Sullivan, Howrey Simon, 1299 Pennsylvania Ave., NW, Washington, D.C. 20004-2402
          Paul Silverstein, Andrews & Kurth, 805 Third Avenue, New York, New York 10022
          Gerald Sims, Pyle Sims, 401 B Street, Suite 1500, San Diego, Ca. 92101 Mairi V. Luce, Duane Morris, One Liberty Place, Suite 4200, Philadelphia, Pa. 19103-7396
          Davis Osias, Allen Matkins, 502 West Broadway, 9th Floor, San Diego, Ca. 92101
          Robert Plaxico, AUSA, 880 Front St., San Diego, Ca. 92101
          United States Trustee, Dept. of Justice, 402 W. Broadway, Ste. 600, San Diego, CA 92101




          Said envelope(s) containing such document was deposited by me in a regular United States Mail Box in the City of San Diego, in said District on 6/16/03.



                                        /s/ M Pearson             , Deputy Clerk
                                        --------------------------
                                        Marcia Pearson

CSD 1195